Exhibit 10.1

LIMITED CONSENT AND

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Limited Consent and Amendment No. 2 to Credit Agreement, dated as of February 25, 2009 (this “Amendment”), is entered into by and among FINLAY FINE JEWELRY CORPORATION, a Delaware corporation (“Finlay”), CARLYLE & CO. JEWELERS LLC, a Delaware limited liability company (“Carlyle”), L. CONGRESS, INC., a Florida corporation (“Congress”) (Finlay, Carlyle and Congress are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), the other Credit Parties signatory hereto, the Lenders signatory hereto (the “Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as a Lender and as Agent for the Lenders (in such capacity, “Agent”) under the Credit Agreement described below.

RECITALS

A.        The Borrowers, the other Credit Parties, the Agent and the Lenders are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of November 9, 2007 (as amended, supplemented or otherwise modified and in effect, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement and Annex A thereto.

B.        The Borrowers have requested that the Agent and the Lenders consent to the proposed restructuring of their business in connection with which the Borrowers propose to cease selling Inventory at locations subject to License Agreements, terminate such License Agreements and close certain stand-alone specialty stores (the “Restructuring Plan”) in accordance with the budget attached hereto as Annex A hereto (the “Approved Budget”).

C.        In connection with the Restructuring Plan, Borrowers have requested that the Agent and Lenders consent to the proposed sale of all of Borrowers’ Inventory, furniture, fixtures and equipment located in the fine jewelry departments at Bloomingdales stores (the “Bloomingdales Departments”) for a total cash purchase price equal to at least the aggregate cash consideration described in that separate letter agreement dated February 25, 2009 between the Agent and Finlay with respect thereto (the “Bloomingdales Inventory Transaction”).

D.        In connection with the foregoing, Borrowers have requested that the Agent and Lenders agree to amend the Credit Agreement, consent to certain transactions and waive certain requirements of the Credit Agreement, all as more fully set forth herein and subject to the terms and conditions set forth herein.

E.	These Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Limited Consent and Waiver. Subject to the satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 4 below, as of the date hereof, the Agent and the Lenders hereby agree as follows:

1.1.          Pursuant to Section 6.8(o) of the Credit Agreement, the Lenders hereby consent to the sale of the Borrowers’ Inventory and other assets contemplated by and in accordance with the terms of the Restructuring Plan. Except as otherwise required by the Credit Agreement, the net cash proceeds of such sales shall be applied to prepay the Obligations in the order set forth in Section 1.3(c) of the Credit Agreement.

1.2.          Pursuant to Section 6.8(o) of the Credit Agreement, the Lenders hereby consent to the Bloomingdales Inventory Transaction and to the release of the Agent’s Liens on the Borrowers’ Inventory, furniture, fixtures and equipment located in the Bloomingdales Departments at closing of such Transaction, subject to the following conditions:

(a)       The total cash purchase price paid in the Bloomingdales Inventory Transaction shall be equal to at least the purchase price described in Recital C above.

(b)       The entire net cash proceeds of the Bloomingdales Inventory Transaction shall be applied to prepay the Loans and correspondingly reduce the applicable Commitments, with the order of application as provided in Section 1.3(c) of the Credit Agreement. If as a result of the foregoing reductions the Tranche B Revolving Loan Commitment shall be reduced, the Borrowers shall also pay the fee contemplated by Section 1.9(e) in connection therewith.

1.3.          The Lenders hereby waive any Default or Event of Default arising under Section 8.1(n) as a direct result of any License Termination Events contemplated by the Restructuring Plan.

2.         Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 4 below, the Credit Agreement is hereby amended as of the date hereof as follows:

2.1.          The aggregate “Commitments” are hereby reduced to $300,000,000 comprised of $262,500,000 of Tranche A Revolving Loan Commitments and $37,500,000 of Tranche B Revolving Loan Commitments. Such reductions to each Lender’s Commitment shall be made as specified in Section 1.3(a) of the Credit Agreement.

2.2.          Section 1.5(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a)       Borrowers shall pay interest to Agent, for the ratable benefit of Lenders, in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Tranche A Revolving Credit Advances, the Index Rate plus the Applicable Tranche A Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Tranche A LIBOR Margin per annum, (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Tranche A Revolver Index Margin per annum, and, (iii) with respect to the Tranche B Revolving Credit Advances, the Index Rate plus the

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Applicable Tranche B Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Tranche B Revolving LIBOR Margin per annum.

Commencing on February 26, 2009, the Applicable Margins are as follows:

Applicable Tranche A Revolver Index Margin	3.00%

Applicable Tranche A Revolver LIBOR Margin	4.75%

Applicable Tranche B Revolver Index Margin	5.50%

Applicable Tranche B Revolver LIBOR Margin	7.25%”

2.3.          Section 3.5 of the Credit Agreement is hereby amended to delete the last sentence thereof in its entirety.

2.4.          Section 3.23 of the Credit Agreement is hereby amended to delete the terms thereof in their entirety and to substitute the phrase “[Intentionally Omitted.]” therefor.

2.5.          Section 6.3(a) of the Credit Agreement is hereby amended by (i) replacing the “.” at the end of clause (xix) with a “,” and (ii) adding as a new clause (xx) the following: “(xx) Indebtedness secured by Liens permitted by Section 6.7(o).”

2.6.          The reference to “November 9, 2012” set forth in clause (a) of the defined term “Commitment Termination Date” set forth in Annex A to the Credit Agreement is hereby deleted and replaced with a reference to “February 25, 2010.”

2.7.          The defined term “Inventory Advance Rate” set forth in Annex A to the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“‘Inventory Advance Rate’ means 82.5%; provided, that if any License Agreement is not renewed, or notice is received by Agent or a Credit Party that a License Agreement will not be renewed or will be terminated, the Inventory Advance Rate with respect to that portion of the Eligible Inventory located at the locations affected by such non-renewal or termination shall be 72.5%; provided further that on and after March 1, 2009, the “Inventory Advance Rate” with respect to any Inventory located at a location governed by a License Agreement (including any Inventory at such a location on or after February 19, 2009 and moved to another location), shall be 72.5%.

2.8.          Clause (d) of Annex E to the Credit Agreement is hereby amended to delete the terms thereof in their entirety and to substitute the phrase “[Intentionally Omitted.]” therefor.

3.         Covenants. From and after the effectiveness of this Amendment each Credit Party executing this Amendment jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date it shall comply with the following covenants and agreements and that the failure to so comply shall constitute an immediate Event of Default

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under the Credit Agreement (without any requirement for notice or the benefit of any grace period):

3.1.          No later than March 26, 2009, the Borrowers shall have consummated the Bloomingdales Inventory Transaction and received a cash purchase price in connection therewith at least equal to the purchase price described in Recital C above.

3.2.          Commencing on March 3, 2009, no later than noon (New York time) on each Tuesday, the Credit Parties shall deliver to the Agent a report (a “Weekly Report”), in form and substance satisfactory to the Agent, regarding the financial results of the Credit Parties and their Subsidiaries, which report shall, (i) with respect to the first report to be delivered, cover the period commencing at midnight (New York time) on February 22, 2009 (the “Start Date”) and ending as of 11:59 PM (New York time) on the immediately succeeding Saturday, (ii) with respect to the second report to be delivered, cover the period commencing on the Start Date and ending as of 11:59 PM (New York time) on the second succeeding Saturday, (iii) with respect to the third report to be delivered, cover the period commencing on the Start Date and ending as of 11:59 PM (New York time) on the third succeeding Saturday, (iv) with respect to the fourth report to be delivered, cover the period commencing on the Start Date and ending as of 11:59 PM (New York time) on the fourth succeeding Saturday, (v) with respect to each report to be delivered thereafter, cover the four-calendar week period ending as of 11:59 PM (New York time) on the immediately preceding Saturday and the cumulative period ending as of such date and commencing on the Start Date, and, (vi) in each case, include line-by-line variance reports on a cumulative basis for the applicable period(s), comparing actual sales, total operating receipts, total operating disbursements and total non-operating cash disbursements for such period(s) to amounts set forth in the Approved Budget, together with an explanation of any variances from the Approved Budget and supporting details therefor, in form and substance reasonably acceptable to the Agent. The periods described in clauses (i) through (v) above are hereinafter referred to as the “Weekly Reporting Periods”.

3.3.          For each Weekly Reporting Period, the Borrowers shall not permit (i) sales or cash receipts (a) for the first Weekly Reporting Period to be less than 80% of the amount of sales and total operating receipts set forth in the Approved Budget for such Weekly Reporting Period, (b) for the second Weekly Reporting Period to be less than 85% of the amount of sales and total operating receipts set forth in the Approved Budget for such Weekly Reporting Period and (c) for each Weekly Reporting Period thereafter to be less than 90% of the amount of sales and total operating receipts set forth in the Approved Budget for such Weekly Reporting Period or (ii) disbursements (a) made during the first Weekly Reporting Period to be greater than 120% of the aggregate amount of the sum of (x) total operating disbursements and (y) total non-operating cash disbursements set forth in the Approved Budget for such Weekly Reporting Period, (b) made during the second Weekly Reporting Period to be greater than 115% of the aggregate amount of the sum of (x) total operating disbursements and (y) total non-operating cash disbursements set forth in the Approved Budget for such Weekly Reporting Period and (c) made during each Weekly Reporting Period thereafter to be greater than 110% of the aggregate amount of the sum of (x) total operating disbursements and (y) total non-operating cash disbursements set forth in the Approved Budget for such Weekly Reporting Period. Calculations of sales and

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operating receipts relating to the Bloomingdales Inventory Transaction (and any related sales and operating receipt amounts included in the Approved Budget) shall be excluded for purposes of the foregoing calculations. Any breach of or failure to comply with such requirements shall constitute an immediate Event of Default; provided that, if the Borrowers fail to comply with the minimum total operating receipts requirement set forth above for any Weekly Reporting Period, such failure shall not constitute an Event of Default if the Borrowers comply with the minimum total operating receipts requirement for the immediately succeeding Weekly Reporting Period; provided, further that in no event shall the Borrowers fail to comply with the minimum total operating receipts requirement more than once for any four consecutive Weekly Reporting Periods.

3.4.          No later than March 8, 2009, the Borrowers shall cause (i) not less than 90% (based on the value thereof at the Borrowers’ cost) of the Consignment Inventory offered for sale at all locations subject to License Agreements as of February 21, 2009 and (ii) not less than 90%, or such lesser percentage as agreed to by the Agent, but in no event less than 85% (in each case, based on the value thereof at the Borrowers’ cost), of the Consignment Inventory offered for sale as of February 21, 2009 at the stand-alone specialty store locations proposed to be closed pursuant to the Restructuring Plan, to be removed from the sales floor and no longer offered for sale. The remaining amount of such Consignment Inventory (other than de minimis amounts inadvertently left in any location) shall be so removed no later March 18, 2009 unless and solely to the extent that the Agent has received written advice of a liquidation firm appointed in accordance with Section 3.6 below to the effect that retaining all or a portion of such remaining amount at such locations will positively affect the overall recovery of the Borrowers with respect to the liquidation of their own Inventory. All such Consignment Inventory so removed shall be promptly returned to the applicable consignor.

3.5.          The Borrowers shall not at any time acquire Inventory in amounts in excess of the amounts set forth in the Approved Budget, other than special orders.

3.6.          Not later than March 16, 2009, Borrowers shall appoint a liquidation firm or liquidation firms satisfactory to the Agent for the purposes of carrying out the liquidation of Inventory contemplated by the Restructuring Plan, which appointment(s) shall been made on terms and pursuant to documentation satisfactory to the Agent.

3.7.          No later than the earliest to occur of (i) March 26, 2009, (ii) the consummation of the Bloomingdales Inventory Transaction and (iii) a breach by any Credit Party of any of the covenants set forth in Sections 3.1 through 3.6, the Borrowers shall pay to the Agent for the ratable benefit of each Lender executing this Amendment on or prior to March 6, 2009, in addition to the closing fee referred to in Section 4.4 below, an additional closing fee in an amount equal to 0.625% of the aggregate Commitment of each such Lender (after giving effect to the reduction of the Commitments contemplated by this Amendment), which closing fee constitutes an Obligation and shall be fully earned on the effective date of this Amendment and non-refundable upon payment thereof.

4.         Condition to Effectiveness. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions precedent in a manner acceptable to the Agent no later than 5:00 PM (New York time) on February 26, 2009:

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4.1.          The Agent shall have received counterparts of this Amendment duly executed by the Agent, the Requisite Lenders, the Borrowers and the other Credit Parties.

4.2.          Finlay shall have appointed a chief restructuring officer acceptable to the Agent, which appointment shall been made on terms and pursuant to documentation satisfactory to the Agent, including a requirement that such chief restructuring officer shall report directly to the board of directors and the chief executive officer of Finlay.

4.3.	No Default or Event of Default shall have occurred and be continuing.

4.4.          The Agent shall have received in immediately available funds, (i) for the ratable benefit of each Lender executing this Amendment, a closing fee in an amount equal to 0.625% of the aggregate Commitment of each such Lender (after giving effect to the reduction of the Commitments contemplated by this Amendment), which closing fee shall be fully earned and non-refundable upon payment thereof, (ii) such other fees as agreed to by separate letter agreement between the Agent and the Borrower Representative and (iii) payment of all other attorneys’ and consultants’ fees and expenses owing pursuant to the Credit Agreement.

4.5.          The Agent shall have received copies of the resolutions of the board of directors (or equivalent governing body) of each of the Borrowers and the other Credit Parties approving the execution, delivery and performance of this Amendment.

4.6.          The Agent shall have received such other documents, instruments or certificates as it shall have reasonably requested with respect to the transactions described herein.

5.	General Release.

5.1.          In consideration of, among other things, the amendments and limited consent provided for herein and any other financial accommodations that the Agent and/or any Lender elect to extend to the Borrowers and/or the other Credit Parties, each Borrower and each other Credit Party (on its own behalf and on behalf of its respective Subsidiaries) forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that they now have or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Released Claims”), against the Agent and/or any Lender (in their respective capacities as such) and any of their respective Subsidiaries and Affiliates, and each of their respective successors, assigns, officers, directors, employees, agents, attorneys and other advisors or representatives (collectively, the “Released Parties”); provided that in each case such Released Claim is based in whole or in part on facts, events or conditions, whether known or unknown, existing on or prior to the date of this Amendment and that arise out of or are related to any of the following: (i) the negotiation, preparation, execution or administration of the Credit Agreement or any other Loan Document, or the taking of any enforcement action or any other action in connection therewith; (ii) the negotiation, preparation or execution of this Amendment; or (iii) any other matter, action or claim pertaining to or arising in connection with the Credit Agreement, the other Loan Documents, the Obligations or the Collateral.

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5.2.          The receipt by any Borrower or any other Credit Party of any Loans or other financial accommodations made by the Agent and/or any Lender after the date hereof shall constitute a ratification, adoption and confirmation by the Borrowers and the other Credit Parties of the foregoing general release of all Released Claims against any and all Released Parties that are based in whole or in part on facts, events or conditions, whether known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations. The Borrowers and other Credit Parties further agree to forever refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any and all Released Parties with respect to any and all Released Claims expressly released herein. In entering into this Amendment, each Borrower and each of the other Credit Parties has consulted with and been represented by counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 5 shall survive the termination or expiration of the Credit Agreement and each other Loan Document and the payment of any or all of the Obligations.

6.	Reference to and Effect Upon the Credit Agreement and Other Loan Agreements.

6.1.          Except as expressly modified hereby, the Credit Agreement, the Notes and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by each of the Borrowers and the other Credit Parties. Without limiting the foregoing, the Liens granted pursuant to the Collateral Documents shall continue in full force and effect and the guaranty of the Guarantors shall continue in full force and effect and is hereby ratified and affirmed.

6.2.          On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement and amended hereby, and each reference in any other Loan Document to the Credit Agreement shall be and mean a reference to the Credit Agreement as amended hereby.

6.3.          The execution, delivery and effect of this Amendment shall be limited precisely as written and, except as set forth herein, shall not be deemed to (a) be a consent to any waiver of any term or condition or to any amendment or modification of any term or condition, of the Credit Agreement or any other Loan Document or (b) prejudice any right, power or remedy that the Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

7.         Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. A counterpart signature page delivered by fax or PDF e-mail shall be as effective as delivery of an originally executed counterpart.

8.         Costs and Expenses. As provided in Section 11.3 of the Credit Agreement, the Borrowers shall pay the fees, costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, reasonable

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attorneys’ fees).

9.         GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

10.       Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

FINLAY FINE JEWELRY CORPORATION

By:	/s/ Arthur E. Reiner
Name:	Arthur E. Reiner
Title:

CARLYLE & CO. JEWELERS LLC

By:	/s/ Arthur E. Reiner
Name:	Arthur E. Reiner
Title:

L. CONGRESS, INC.

By:	/s/ Arthur E. Reiner
Name:	Arthur E. Reiner
Title:

Signature Page to Limited Consent and Amendment No. 2 to Credit Agreement

OTHER CREDIT PARTIES:

FINLAY ENTERPRISES, INC.

By:	/s/ Arthur E. Reiner
Name:	Arthur E. Reiner
Title:

FINLAY JEWELRY, INC.

By:	/s/ Arthur E. Reiner
Name:	Arthur E. Reiner
Title:

FINLAY MERCHANDISING & BUYING LLC

By:	/s/ Arthur E. Reiner
Name:	Arthur E. Reiner
Title:

EFINLAY, INC.

By:	/s/ Arthur E. Reiner
Name:	Arthur E. Reiner
Title:

PARK PROMENADE, LLC

By:	/s/ Arthur E. Reiner
Name:	Arthur E. Reiner
Title:

Signature Page to Limited Consent and Amendment No. 2 to Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent and Lender

By:	/s/ Charles Chiodo
Name:	Charles Chiodo
Title:	Duly Authorized Signatory

Signature Page to Limited Consent and Amendment No. 2 to Credit Agreement

JPMORGAN CHASE BANK, N.A.

By:	/s/ Paul Phelan
Name:	Paul Phelan
Title:	Senior Vice President

Signature Page to Limited Consent and Amendment No. 2 to Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Dave Luce
Name:	Dave Luce
Title:	Director

Signature Page to Limited Consent and Amendment No. 2 to Credit Agreement

WELLS FARGO RETAIL FINANCE, LLC

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Assistant Vice President

Signature Page to Limited Consent and Amendment No. 2 to Credit Agreement

BURDALE FINANCIAL LIMITED

By:	/s/ Phillip R. Webb
Name:	Phillip R. Webb
Title:	Director

By:	/s/ Antonio Barbieri
Name:	Antonio Barbieri
Title:	Duly Authorized Signatory

Signature Page to Limited Consent and Amendment No. 2 to Credit Agreement

CAPITAL ONE LEVERAGE FINANCE CORP.

(f/k/a NORTH FORK BUSINESS CAPITAL CORPORATION)

By:	/s/ Robert R. Wallace
Name:	Robert R. Wallace
Title:	Senior Vice President

Signature Page to Limited Consent and Amendment No. 2 to Credit Agreement

ISRAEL DISCOUNT BANK OF NEW YORK

By:	/s/ Barry Solomon
Name:	Barry Solomon
Title:	FVP

By:	/s/ Neal Lardner
Name:	Neal Lardner
Title:	VP

Signature Page to Limited Consent and Amendment No. 2 to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ John Trieu
Name:	John Trieu
Title:	V.P.

Signature Page to Limited Consent and Amendment No. 2 to Credit Agreement

CRYSTAL CAPITAL ONSHORE WAREHOUSE LLC

As duly authorized:

Crystal Capital Fund Management, L.P. as designated manager

by: Crystal Capital Fund Management GP, LLC

its: General Partner

By:	/s/ Robert DeAngelo
Name:	Robert DeAngelo
Title:	Managing Director

Signature Page to Limited Consent and Amendment No. 2 to Credit Agreement

CRYSTAL CAPITAL OFFSHORE WAREHOUSE LTD.

As duly authorized:

Crystal Capital Fund Management, L.P. as designated manager

by: Crystal Capital Fund Management GP, LLC

its: General Partner

By:	/s/ Scott P. Lennon
Name:	Scott P. Lennon
Title:	Director

Signature Page to Limited Consent and Amendment No. 2 to Credit Agreement

Annex A

to Amendment

Approved Budget

[See attached.]

A-1